Grant No:

HOWARD BANCORP, INC.
Stock Option Certificate

THIS CERTIFIES THAT Howard Bancorp, Inc. (the “Company”) has awarded to ____________________ (“Optionee”) under the Howard Bancorp, Inc. 2004 Stock Incentive Plan (the “Plan”), nonstatutory stock options (each an “Option”; collectively, the “Options”) to purchase _______ shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $_______ per share (the “Exercise Price”).  This Stock Option Certificate constitutes part of and is subject to the terms and provisions of the attached Nonstatutory Stock Option Grant Agreement, which is incorporated by reference herein.

Grant Date	Options Awarded	Exercise Price per share

Expiration Date:  The Options expire at 5:00 p.m. (Ellicott City, Maryland time) on the last business day prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule:  The Options shall be fully vested and exercisable on and as of the Grant Date.

IN WITNESS WHEREOF, the Company has caused this Stock Option Certificate to be executed by its duly authorized officer on this __day of __, 20__.

Howard Bancorp, Inc.

By:
Mary Ann Scully
Chairman, CEO, and President

The undersigned hereby acknowledges that he/she has carefully read the attached Nonstatutory Stock Option Grant Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE:

Name:

Date:

Enclosures:	Nonstatutory Stock Option Grant Agreement
Howard Bancorp, Inc. 2004 Stock Incentive Plan

Revised December 9, 2005

Nonstatutory Stock Option Grant Agreement
Under The
Howard Bancorp, Inc. 2004 Stock Incentive Plan

1.           Terminology.  All capitalized terms that are not defined in this Nonstatutory Stock Option Grant Agreement (this “Agreement”) have the respective meanings specified in the Plan or the attached Stock Option Certificate.  For purposes of this Agreement, the terms below have the following meanings:

“Option Shares” mean the shares of Common Stock underlying the Options.

“Removal for Cause” means removal of a director by the Company’s stockholders pursuant to the Company’s charter and bylaws, or removal of a director by a regulatory agency with jurisdiction over the Company or the Bank.

“Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether Optionee is totally and permanently disabled will be final and binding on all parties concerned.

2.           [Intentionally Omitted]

3.           Exercise of Options.

(a)           Right to Exercise.  Optionee may exercise the Options at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement.  Section 4 below describes certain limitations on exercise of the Options that apply in the event of Optionee’s death, Total and Permanent Disability, or Removal for Cause.  The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable).  No fractional shares will be issued under the Options.

(b)           Exercise Procedure.  In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 7(f) of the Plan.  An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

Revised December 9, 2005

(c)           Method of Payment.  Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order, or other cash equivalent acceptable to the Administrator in its sole discretion.  In addition, payment of the Exercise Price may be made by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator or such other payment method as may be acceptable to the Administrator from time to time in its sole discretion.

(d)           Issuance of Shares upon Exercise.  Upon exercise of the Options in accordance with the terms of this Agreement and the Plan, the Company will issue to Optionee or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock.  The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable stock restriction agreement or similar agreement.

(e)           Regulatory Restrictions.  If the Company’s state or primary federal regulator determines that the Company’s capital fails to meet the then-current federal or state minimum capital requirements, then the Company’s primary federal regulator may require Optionee to exercise or forfeit the Options.

4.           Termination of Service as a Director.

(a)           General Rule.  If Optionee ceases to be a director of the Company or the Bank for any reason other than death, Total and Permanent Disability, or Removal for Cause, the Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date.  Unless sooner terminated, the Options shall terminate upon the expiration of such 30-day period.

(b)           Disability of Optionee.  Notwithstanding the provisions of Section 4(a) above, if Optionee ceases to be a director of the Company or the Bank as a result of Optionee’s Total and Permanent Disability, the Options shall remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date.  Unless sooner terminated, the Options shall terminate upon the expiration of such one-year period.

(c)           Death of Optionee.  If Optionee dies prior to the expiration or other termination of the Options, the Options shall remain exercisable during the one-year period following Optionee’s death, but in no event after the Expiration Date, by Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.  Unless sooner terminated, the Options shall terminate upon the expiration of such one-year period.

(d)           Removal for Cause.  Notwithstanding anything to the contrary in this Agreement, the Options shall terminate in their entirety immediately upon Optionee’s Removal for Cause.

Revised December 9, 2005

5.           Market Stand-Off Agreement.  Optionee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, Optionee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted.  In addition, Optionee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 5.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.

6.           Nontransferability of Options.  The Options are nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Optionee, the Options may be exercised only by Optionee or, during the period Optionee is under a legal disability, by Optionee’s guardian or legal representative.  Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

7.           Nonstatutory Nature of the Options.  The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed.  Optionee acknowledges that, upon exercise of the Options, Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 8 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

8.           Withholding of Taxes.  At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll or any other payment of any kind due Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options.  The Company may require Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

Revised December 9, 2005

The Administrator may, in its sole discretion, permit Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

9.           Representations and Warranties of Optionee.  Optionee represents and warrants to the Company that Optionee has received a copy of the Plan and this Agreement, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions.  Optionee acknowledges that there may be adverse tax consequences upon the exercise and/or disposition of the Option Shares, and that Optionee should consult a tax adviser prior to such disposition.

10.           Survival of Representations and Warranties.  All representations, warranties, covenants, and agreements contained herein or made in writing by Optionee in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the exercise of any Option, and the issuance and delivery of any shares as a result of such exercise.

11.           Confidential Information.  In consideration of the Options granted to Optionee pursuant to this Agreement, Optionee agrees and covenants that, except as specifically authorized by the Company, Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company or its customers which are now or which hereafter may become known to Optionee as a result of Optionee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, the Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after Optionee’s employment or other service relationship.  The provisions of this Section 11 shall not narrow or otherwise limit the obligations and responsibilities of Optionee set forth in any agreement of similar import entered into between Optionee and the Company.

12.           Non-Guarantee of Director Status.  Nothing in the Plan or this Agreement shall be construed as a right or guaranty of Optionee to serve as a director of the Company, or as a limitation on the right of the Company’s stockholders or regulators to remove Optionee as a director of the Company.

13.           No Rights as a Stockholder.  Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options.  No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

14.           The Company’s Rights.

(a)           The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations (including, without limitation, a Holding Company Reorganization), or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Revised December 9, 2005

(b)           Without limiting the generality of Section 14(a) above, Optionee acknowledges and understands that if the Company effects a Holding Company Reorganization, then the Option Shares issuable upon exercise of the Options will be “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, and all certificates representing the Option Shares will bear a legend (in addition to such other legends as the Company may require) in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE ISSUER OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE ISSUER, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

15.           Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person(s).

16.           Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

17.           Entire Agreement; Amendment; Waiver.  This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would materially adversely affect the Options or Option Shares, as determined in the sole discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such waiver is sought.

Revised December 9, 2005

18.           Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is provided to Optionee with this Agreement.

19.           Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions.  Any suit with respect hereto shall be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

20.           Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Revised December 9, 2005